Exhibit 99.1
NEWS RELEASE

35 m+

FOR IMMEDIATE RELEASE

Helios Technologies Reports Fourth Quarter 2025 Sales Growth of 17% with Expanded Profitability While Generating Record Cash Flow

•
Grew 4Q25 net sales to $211 million, up 17%, from strength in both segments and up 29% on pro forma basis for the divestiture; Full year net sales of $839 million, returned to annual growth of 4%, and up 6% pro forma
•
Expanded 4Q25 gross margin to 33.6% or 350 bps over prior year period driven by volume, mix and productivity enhancements; Full year gross margin of 32.3% up 100 bps compared to prior year
•
Delivered 4Q25 diluted EPS of $0.58 up 314% and adjusted diluted EPS of $0.81, up 145% over prior year period; Full year diluted EPS of $1.45 up 24% and adjusted diluted EPS of $2.56 up 22% over prior year
•
Generated a record $46 million in cash from operations for the quarter and a record $127 million for FY25
•
Reduced net-debt-to-adjusted EBITDA leverage ratio to 1.8x, down from 2.6x in the prior-year period with total debt reduction of $82 million, down 18%; Liquidity has surpassed total debt
•
Maintained over 28 years, or 116 quarters in a row, of consistent cash dividend payments; Repurchased 330,000 shares of the Company's common stock for $13.6 million in FY25
•
Initiating 2026 outlook with full year sales expected to be +4% to +9% over 2025 pro forma (excludes divested business); Remain focused on working capital; Executing on plan to drive growth, improve margins and returns

SARASOTA, FL, March 2, 2026 — Helios Technologies, Inc. (NYSE: HLIO) (“Helios” or the “Company”), a global leader in highly engineered motion control and electronic controls technology, today reported financial results for the fourth quarter and fiscal year 2025 ended January 3, 2026.

“We finished 2025 ahead of recent expectations, with all businesses reporting quarterly sales and earnings growth, leading to full-year sales growth for the first time in three years, while also delivering record free cash flow. Fourth quarter sales were up 17% resulting in 4% growth for the year to $839 million. On a pro forma basis, excluding the Custom Fluidpower ("CFP") divestiture, sales for the fourth quarter were up 29% and for the full year up 6%. Returning the business to profitable sales growth is a testament to our global team’s customer focus and relentless execution in overcoming subdued end markets and the disruption created by global tariff escalation. Our margins are strengthening and, importantly, our working capital reduction efforts have yielded measurable results. We generated record cash flow and paid down $82 million in debt this year. Our balance sheet is strong, and our net-debt-to-adjusted EBITDA leverage ratio is comfortably below 2.0x, a level that has not been achieved since 2Q22,” said Sean Bagan, President & Chief Executive Officer of Helios.

“As we start 2026, Helios is extremely well positioned with a strong funnel of opportunities generated by our go-to-market initiatives focused on customer centricity and the innovative products we have launched. We now have the right structure and the right leadership team to deliver improved results and return Helios to being a growth engine with strong returns on the capital we continue to deploy. Our team is dedicated, energized, and fully engaged, building our plans from the ground up to deliver on our commitments. Capitalizing on the return to growth we achieved in 2025, I expect 2026 to extend that momentum and lead to an even stronger future for Helios,” he concluded.

Helios Technologies Reports Fourth Quarter 2025 Sales Growth of 17% with Expanded Profitability While Generating Record Cash Flow

March 2, 2026 Page 2 of 17

Fourth Quarter 2025 Consolidated Results

	For the Three Months Ended					For the Year Ended
($ in millions, except per share data) (Unaudited)	January 03, 2026	December 28, 2024	Change		% Change	January 03, 2026	December 28, 2024	Change		% Change
Net sales	$210.7	$179.5	$31.2		17%	$839.0	$805.9	$33.1		4%
Gross profit	$70.8	$54.0	$16.8		31%	$271.2	$252.3	$18.9		7%
Gross margin	33.6%	30.1%	350	bps		32.3%	31.3%	100	bps
Operating income	$25.7	$13.3	$12.5		94%	$66.0	$81.8	$(15.8)		(19%)
Operating margin	12.2%	7.4%	480	bps		7.9%	10.2%	(230)	bps
Non-GAAP adjusted operating margin*	16.4%	13.3%	310	bps		15.4%	15.2%	20	bps
Net income	$19.5	$4.8	$14.7		306%	$48.4	$39.0	$9.4		24%
Diluted EPS	$0.58	$0.14	$0.44		314%	$1.45	$1.17	$0.28		24%
Non-GAAP net income*	$26.9	$10.9	$16.0		147%	$85.3	$69.7	$15.6		22%
Diluted Non-GAAP EPS*	$0.81	$0.33	$0.48		145%	$2.56	$2.10	$0.46		22%
Adjusted EBITDA*	$42.3	$31.2	$11.1		36%	$160.7	$154.5	$6.2		4%
Adjusted EBITDA margin*	20.1%	17.4%	270	bps		19.2%	19.2%	0	bps

* Adjusted numbers are not measures determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP. Nevertheless, Helios believes that providing these specific Non-GAAP figures are important for investors and other readers of Helios financial statements, as they are used as analytical indicators by Helios management to better understand operating performance. These Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP and should not be considered a substitute for GAAP. Please carefully review the attached Non-GAAP reconciliations to the most directly comparable GAAP measures and the related additional information provided throughout. Because these metrics are Non-GAAP measures and are thus susceptible to varying calculations, these figures, as presented, may not be directly comparable to other similarly titled measures used by other companies.

Sales

•
Changes in mix: compared with the fourth quarter of the prior-year period, Hydraulics segment sales increased 10% while Electronics segment sales increased 31%.
•
By region: year-over-year sales increased in the Americas 22% and Europe, Middle East and Africa (“EMEA”) 33% while Asia Pacific (“APAC”) declined 8% and on a pro forma basis APAC increased 46%.
•
Other impacts: foreign currency (FX) translation favorably impacted sales by $3.3 million in the fourth quarter 2025.

Profits and margins

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Gross profit and margin impacts: gross profit increased 31%, or $16.8 million compared with the year ago period. Gross margin expanded 350 bps primarily from the impact of higher volume and lower direct labor costs as a percentage of sales partially offset by net tariff impacts.
•
Selling, engineering and administrative (“SEA”) expenses: increased $4.7 million, or 14%, compared with the year ago period while as a percentage of sales, SEA expenses declined 50 bps.
•
Operating income: increased $12.5 million, or 94%, driven by the increase in gross profit partially offset by an increase in SEA expenses.
•
Amortization of intangible assets: $7.6 million down 4% compared with the year ago period. The decrease was primarily driven by the divestiture of the CFP business.

Non-operating items

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Net interest expense: declined $7.5 million, or 92%, in the quarter compared with the year ago period as a result of lower debt balances, lower rates, combined with refinanced lower spreads. Also, interest expense was lower from the one-time benefit of $5.4 million related to an interest rate swap that was originally due for maturity this quarter from when the Company refinanced its debt in 2024.

Helios Technologies Reports Fourth Quarter 2025 Sales Growth of 17% with Expanded Profitability While Generating Record Cash Flow

March 2, 2026 Page 3 of 17

•
Effective tax rate: fourth quarter and full year of 2025 was 22.7% and 22.5% compared with 37.2% and 22.8% in the corresponding period of 2024, respectively. These effective rates fluctuate relative to the levels of income and different tax rates in effect among the countries in which we sell our products. The 2025 period included impacts due to the goodwill impairment and gain on the sale of CFP. The 2024 period included an overall increase in discrete tax benefits driven by the previous CEO's termination in July 2024.

Net income, diluted earnings per share (“EPS”), adjusted diluted EPS, and adjusted EBITDA margin

•
GAAP net income: increased by $14.7 million compared with the year ago period primarily as a result stronger margins on a higher sales volume. On a per diluted share basis, earnings increased 314%, or $0.44, to $0.58.
•
Adjusted diluted EPS: increased $0.48, or 145%, to $0.81 compared with the year ago period.
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Adjusted EBITDA margin: expanded 270 bps to 20.1% compared with the year ago period reflecting the impact of the items referenced above.

Hydraulics Segment Review

(Refer to sales by geographic region and segment data in accompanying tables)

Hydraulics	For the Three Months Ended
($ in millions) (Unaudited)	January 03, 2026	December 28, 2024	Change		% Change
Net Sales
Americas	$58.4	$51.7	$6.7		13%
EMEA	43.3	32.1	11.2		35%
APAC	30.4	35.9	(5.5)		(15%)
Total Segment Sales	$132.1	$119.7	$12.4		10%
Gross Profit	$45.0	$35.5	$9.5		27%
Gross Margin	34.1%	29.7%	440	bps
SEA Expenses	$20.3	$19.0	$1.3		7%
Operating Income	$24.7	$16.5	$8.2		50%
Operating Margin	18.7%	13.8%	490	bps

Fourth Quarter 2025 Hydraulics Segment Review

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Sales: strong growth in EMEA and the Americas more than offset the decline in APAC, which was entirely driven by the CFP divestiture. On a pro-forma basis, APAC was up 51%. Consolidated sales increased 10% compared with the prior year. Sales growth was driven by growth in mobile, primarily construction, and agriculture markets. FX had a favorable $3.3 million impact on sales compared with the year ago period.
•
Gross profit and margin drivers: gross profit increased $9.5 million, or 27%, and margin expanded 440 bps primarily due to better fixed cost leverage on higher volume, lower direct labor costs as a percentage of sales, and the favorable impact of the CFP divestiture.
•
Operating income and operating margin: operating income increased $8.2 million, or 50%, and operating margin expanded 490 bps, compared with the year ago period due to improved gross profit and margin somewhat offset by modestly increased operating expenses. SEA expenses were $1.3 million higher than the year ago period, as a result of investments in wages and benefits, while SEA declined over 50 bps as a percentage of sales.

Helios Technologies Reports Fourth Quarter 2025 Sales Growth of 17% with Expanded Profitability While Generating Record Cash Flow

March 2, 2026 Page 4 of 17

Electronics Segment Review

(Refer to sales by geographic region and segment data in accompanying tables)

Electronics	For the Three Months Ended
($ in millions) (Unaudited)	January 03, 2026	December 28, 2024	Change		% Change
Net Sales
Americas	$65.0	$49.1	$15.9		32%
EMEA	5.7	4.7	1.0		21%
APAC	7.9	6.0	1.9		32%
Total Segment Sales	$78.60	$59.8	$18.8		31%
Gross Profit	$25.9	$18.5	$7.4		40%
Gross Margin	33.0%	30.9%	210	bps
SEA Expenses	$16.4	$13.1	$3.3		25%
Operating Income	$9.5	$5.4	$4.1		76%
Operating Margin	12.0%	9.0%	300	bps

Fourth Quarter 2025 Electronics Segment Review

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Sales: grew 31% with all regions growing over 20% reflecting significant strength in the recreational end market driven by strong demand from OEM customers as well as improvements in health and wellness, mobile and industrial end markets.
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Gross profit and margin drivers: gross profit increased $7.4 million, or 40%, and margin expanded 210 bps primarily due to higher volumes and more favorable sales mix within the segment.
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Operating income and operating margin: growth in operating income of $4.1 million, or 76%, and operating margin expanding 300 bps was the result of higher sales volume and the resulting increase in gross profit and increased leverage on SEA expenses.

Cash Flow, Balance Sheet and Financial Flexibility

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Net cash provided by operations: generated $46 million in the fourth quarter 2025, up 29% compared with the year ago period driven primarily by stronger cash earnings and working capital improvements.
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Continued debt reduction: total debt at January 3, 2026, was $367.1 million down 18% from $446.5 million at December 28, 2024.
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Cash and cash equivalents: as of January 3, 2026, were $73.0 million up from $44.1 million in the year ago period.
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Cash conversion cycle: decreased from the prior-year period reflecting improved inventory management and extending supplier payment terms.
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Net debt-to-adjusted EBITDA leverage ratio: improved to 1.8x compared with 2.6x at the end of the comparable year ago period. At the end of the fourth quarter 2025, the Company had $393.6 million available on its revolving lines of credit.
•
Capital expenditures: were $5.5 million in the fourth quarter 2025, or 2.6% of sales. This compares with $7.4 million, or 4.1% of sales in the year ago period.
•
Share repurchases: during 2025, the Company repurchased a total of 330,000 shares for $13.6 million.

Helios Technologies Reports Fourth Quarter 2025 Sales Growth of 17% with Expanded Profitability While Generating Record Cash Flow

March 2, 2026 Page 5 of 17

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Dividends: paid 116th consecutive quarterly cash dividend of $0.09 per share on January 21, 2026, a history of over 28 consecutive years of dividends.

Initiates Full Year 2026 Guidance and First Quarter 2026 Outlook1

Jeremy Evans, Executive Vice President, Chief Financial Officer, commented, “We made solid progress across the board on our 2025 financial priorities. We have established new financial priorities as we enter 2026, grounded in our second year of deep strategic planning, that include (i) executing on our growth plan (ii) expanding gross margins (iii) maintaining earnings momentum and (iv) optimizing capital allocation. Our focus remains disciplined and forward-looking. We are aligning investments to our highest-return opportunities, driving operational efficiency across the organization, and building upon our strong foundation that will enable sustainable, long-term value creation. I am confident that the clarity of our strategy, combined with the strength of our team, will enable us to deliver another year of meaningful financial advancement in 2026."

The following provides the Company’s expectations for 2026 as of March 2, 2026. This assumes constant currency, using 2025 year end foreign exchange rates.

	FY25 Actual	FY26 Outlook	1Q26 Outlook
Sales	$839 million $792 million pro forma[2]	$820 to $860 million	$218 to $223 million
Adjusted EBITDA margin	19.2%	19.5% to 21.0%	19.5% to 20.5%
Adjusted Diluted EPS	$2.56	$2.60 to $2.90	$0.65 to $0.70

1 Reference "Fourth Quarter 2025 Earnings Presentation" slides for details and assumptions

2 Pro forma reflects CFP divestiture: FY25 & 1Q25 contained $47M & $14M, respectively, of sales now divested.

Forward-looking adjusted EBITDA margin and adjusted diluted EPS represent Non-GAAP financial measures. The Company has presented the comparable GAAP figures in the table above. See comments on reconciliation of forward-looking non-GAAP financial measures in the Forward-Looking Information included in this release describing the safe harbor provided within the meaning of Section 21E of the Securities Exchange Act of 1934.

Webcast

The Company will host a conference call and webcast tomorrow, Tuesday, March 3, 2026, at 9:00 a.m. Eastern Time to review its financial and operating results and discuss its outlook. A question-and-answer session will follow. The conference call can be accessed by calling (201) 689-8573. The audio webcast will be available at www.heliostechnologies.com.

A telephonic replay will be available from approximately 1:00 p.m. ET on the day of the call through Tuesday, March 17, 2026. To listen to the archived call, dial (412) 317-6671 and enter conference ID number 13757874. The webcast replay will be available in the investor relations section of the Company’s website at www.heliostechnologies.com.

About Helios Technologies

Helios Technologies is a global leader in highly engineered motion control and electronic controls technology for diverse end markets, including construction, material handling, agriculture, energy, recreational vehicles, marine and health and wellness. Helios sells its products to customers in over 90 countries around the world. Its strategy for growth is to be the leading provider in niche markets, with premier products and solutions through innovative product development and acquisitions. The Company has paid a cash dividend to its shareholders every quarter since

Helios Technologies Reports Fourth Quarter 2025 Sales Growth of 17% with Expanded Profitability While Generating Record Cash Flow

March 2, 2026 Page 6 of 17

becoming a public company in 1997. For more information please visit: www.heliostechnologies.com and follow us on LinkedIn.

FORWARD-LOOKING INFORMATION

This news release contains “forward‐looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. Forward‐looking statements involve risks and uncertainties, and actual results may differ materially from those expressed or implied by such statements. They include statements regarding current expectations, estimates, forecasts, projections, our beliefs, and assumptions made by Helios Technologies, Inc. (“Helios,” the “Company,” "we," "us," or "our"), its directors or its officers about the Company and the industry in which it operates, and assumptions made by management, and include among other items, (i) the Company’s strategies regarding growth, and improving margins, including its intention to develop new products and undertake acquisitions and divestitures; (ii) the effectiveness of creating and operating the Centers of Excellence; (iii) our financial plans; (iv) trends affecting the Company’s financial condition or results of operations; (v) the Company’s ability to continue to control costs and to meet its liquidity and other financing needs; (vi) the Company’s ability to declare and pay dividends; (vii) the Company’s ability to respond to changes in customer demand domestically and internationally, including as a result of the cyclical nature of our business; and (viii) the Company's ability to mitigate the impacts of changes in trade policy on our business. In addition, we may make other written or oral statements, which constitute forward-looking statements, from time to time. Words such as “may,” “expects,” “projects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words, and similar expressions are intended to identify such forward-looking statements. Similarly, statements that describe our future plans, objectives or goals also are forward-looking statements. These statements are not guarantees of future performance and are subject to a number of risks and uncertainties. Our actual results may differ materially from what is expressed or forecasted in such forward-looking statements, and undue reliance should not be placed on such statements. All forward-looking statements are made as of the date hereof, and we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Factors that could cause actual results to differ materially from what is expressed or forecasted in such forward‐looking statements include, but are not limited to, (i) the Company’s ability to respond to global economic trends and changes in customer demand domestically and internationally, including as a result of standardization and the cyclical nature of our business, which can adversely affect the demand for capital goods; (ii) supply chain disruption and the potential inability to procure goods; (iii) conditions in the capital markets, including the interest rate environment and the continued availability of capital on terms acceptable to us, or at all; (iv) global and regional economic and political conditions, including trade policy, tariffs and other trade barriers, inflation, exchange rates, changes in the cost or availability of energy, transportation, the availability of other necessary supplies and services and recession; (v) changes in the competitive marketplace that could affect the Company’s revenue and/or cost bases, such as increased competition, lack of qualified engineering, marketing, management or other personnel, and increased labor and raw materials costs; (vi) risks related to health epidemics, pandemics and similar outbreaks, which may among other things, adversely affect our supply chain, material costs, and work force and may have material adverse effects on our business, financial position, results of operations and/or cash flows; (vii) risks related to our international operations, including potential impacts from the ongoing geopolitical conflicts in Ukraine and the Middle East; (viii) risks relating to our recent management transition; (ix) new product introductions, product sales mix and the geographic mix of sales nationally and internationally; and (x) stakeholders, including regulators, views regarding our environmental, social and governance goals and initiatives, and the impact of factors outside of our control on such goals and initiatives. Further information relating to additional factors that could cause actual results to differ from those anticipated is included but not limited to information under the heading Item 1. “Business” and Item 1A. “Risk Factors” in the Company’s Form 10-K for the year ended December 28, 2024 filed with the Securities and Exchange Commission (SEC) on February 25, 2025 as well as our upcoming 10-K to be filed with the SEC.

Helios Technologies Reports Fourth Quarter 2025 Sales Growth of 17% with Expanded Profitability While Generating Record Cash Flow

March 2, 2026 Page 7 of 17

Helios has presented non-GAAP measures including adjusted operating income, adjusted operating margin, EBITDA, EBITDA margin, adjusted EBITDA, adjusted EBITDA margin, net debt-to-adjusted EBITDA, adjusted net income, and adjusted net income per diluted share and sales in constant currency. Helios believes that providing these specific Non-GAAP figures are important for investors and other readers of Helios financial statements, as they are used as analytical indicators by Helios management to better understand operating performance. The determination of the amounts that are excluded from these Non-GAAP measures is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income recognized in a given period. You should not consider the inclusion of this additional information in isolation or as a substitute for results prepared in accordance with GAAP. Please carefully review the Non-GAAP reconciliations to the most directly comparable GAAP measures and the related additional information provided throughout. Because these metrics are Non-GAAP measures and are thus susceptible to varying calculations, these figures, as presented, may not be directly comparable to other similarly titled measures used by other companies.

This news release also presents forward-looking statements regarding Non-GAAP measures, including adjusted EBITDA, adjusted EBITDA margin and adjusted net income per diluted share. The Company is unable to present a quantitative reconciliation of these forward-looking Non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures because such information is not available, and management cannot reliably predict the necessary components of such GAAP measures without unreasonable effort or expense. In addition, the Company believes that such reconciliations would imply a degree of precision that would be confusing or misleading to investors. The unavailable information could have a significant impact on the Company’s 2025 financial results. These Non-GAAP financial measures are preliminary estimates and are subject to risks and uncertainties, including, among others, changes in connection with quarter-end and year-end adjustments. Any variation between the Company’s actual results and preliminary financial data set forth above may be material.

For more information, contact:

Tania Almond

Vice President, Investor Relations and Corporate Communication

(941) 362-1333

tania.almond@HLIO.com

Deborah Pawlowski

Alliance Advisors IR

(716) 843-3908

dpawlowski@allianceadvisors.com

Financial Tables Follow:

Helios Technologies Reports Fourth Quarter 2025 Sales Growth of 17% with Expanded Profitability While Generating Record Cash Flow

March 2, 2026 Page 8 of 17

HELIOS TECHNOLOGIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share data)

(Unaudited except full year ending December 28, 2024)

	For the Three Months Ended			For the Year Ended
	January 03, 2026	December 28, 2024	% Change	January 03, 2026	December 28, 2024	% Change
Net sales	$210.7	$179.5	17%	$839.0	$805.9	4%
Cost of sales	139.9	125.5	11%	567.8	553.6	3%
Gross profit	70.8	54.0	31%	271.2	252.3	7%
Gross margin	33.6%	30.1%		32.3%	31.3%

Selling, engineering and administrative expense	37.5	32.8	14%	147.6	139.0	6%
Amortization of intangible assets	7.7	7.9	(3)%	31.7	31.5	1%
Goodwill impairment	-	-	-%	25.9	-	-%
Operating income	25.7	13.3	93%	66.0	81.8	(19)%
Operating margin	12.2%	7.4%		7.9%	10.2%

Interest expense, net	0.6	8.1	(92)%	21.9	33.8	(35)%
Foreign currency transaction loss, net	0.1	0.8	(92)%	1.3	1.3	0%
Other non-operating (income) expense, net	(0.2)	(3.2)	(94)%	(19.6)	(3.8)	418%
Income before income taxes	25.2	7.6	229%	62.4	50.5	24%
Income tax provision	5.7	2.8	102%	14.0	11.5	22%
Net income	$19.5	$4.8	306%	$48.4	$39.0	24%

Net income per share:
Basic	$0.59	$0.14	321%	$1.46	$1.17	25%
Diluted	$0.58	$0.14	314%	$1.45	$1.17	24%

Weighted average shares outstanding:
Basic	33.1	33.2		33.2	33.2
Diluted	33.2	33.4		33.3	33.3

Dividends declared per share	$0.09	$0.09		$0.36	$0.36

Helios Technologies Reports Fourth Quarter 2025 Sales Growth of 17% with Expanded Profitability While Generating Record Cash Flow

March 2, 2026 Page 9 of 17

HELIOS TECHNOLOGIES

CONSOLIDATED BALANCE SHEETS

(In millions, except per share data)

	January 03, 2026	December 28, 2024
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$73.0	$44.1
Accounts receivable, net of allowance for credit losses of $1.4 and $2.4	116.0	104.6
Inventories, net	188.6	190.1
Income taxes receivable	15.4	15.1
Other current assets	21.9	30.3
Total current assets	414.9	384.2
Property, plant and equipment, net	206.6	216.4
Deferred income taxes	1.9	2.1
Goodwill	498.1	498.9
Other intangible assets, net	369.9	384.0
Other assets	23.1	19.8
Total assets	$1,514.5	$1,505.4
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$75.6	$56.7
Accrued compensation and benefits	23.3	24.6
Other accrued expenses and current liabilities	23.0	25.8
Current portion of long-term non-revolving debt, net	5.4	16.0
Dividends payable	3.0	3.0
Income taxes payable	12.9	12.5
Total current liabilities	143.2	138.6
Revolving lines of credit	105.5	147.3
Long-term non-revolving debt, net	256.2	283.2
Deferred income taxes	52.4	41.1
Other noncurrent liabilities	25.7	30.8
Total liabilities	583.0	641.0
Commitments and contingencies
Shareholders’ equity:
Preferred stock, par value $0.001, 2.0 shares authorized,
no shares issued or outstanding	-	-
Common stock, par value $0.001, 100.0 shares authorized,
33.4 and 33.3 shares issued; 33.1 and 33.3 outstanding at January 3, 2026 and December 28, 2024, respectively	-	-
Capital in excess of par value	442.9	437.4
Treasury stock, at cost, 0.3 and 0 shares, respectively	(13.6)	-
Accumulated other comprehensive loss	(36.9)	(75.6)
Retained earnings	539.1	502.6
Total shareholders’ equity	931.5	864.4
Total liabilities and shareholders’ equity	$1,514.5	$1,505.4

Helios Technologies Reports Fourth Quarter 2025 Sales Growth of 17% with Expanded Profitability While Generating Record Cash Flow

March 2, 2026 Page 10 of 17

HELIOS TECHNOLOGIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited except for period ending December 28, 2024)

	For the Year Ended
	January 03, 2026	December 28, 2024
Cash flows from operating activities:
Net income	$48.4	$39.0
Adjustments to reconcile net income to
net cash provided by operating activities:
Depreciation and amortization	63.0	63.8
(Gain) on sale of business, Net of CTA loss	(18.8)	-
Goodwill Impairment	25.9	-
Stock-based compensation expense	5.1	3.4
Amortization of debt issuance costs	0.7	1.1
Benefit for deferred income taxes	(1.1)	(8.3)
Forward contract losses, net	0.6	-
Other, net	(5.3)	3.2
(Increase) decrease in, net of acquisitions:
Accounts receivable	(16.5)	7.3
Inventories	(2.7)	19.4
Income taxes receivable	0.3	(3.8)
Other current assets	4.2	(8.1)
Other assets	4.7	5.1
Increase (decrease) in, net of acquisitions:
Accounts payable	22.0	(11.8)
Accrued expenses and other liabilities	2.1	5.7
Income taxes payable	(0.7)	10.7
Other noncurrent liabilities	(4.6)	(4.6)
Net cash provided by operating activities	127.3	122.1
Cash flows from investing activities:
Capital expenditures	(23.7)	(27.0)
Proceeds from dispositions of property, plant and equipment	0.3	0.1
Business Divestiture Proceeds	47.3	-
Software development costs	(3.6)	(3.4)
Net cash used in investing activities	20.3	(30.3)
Cash flows from financing activities:
Borrowings on revolving credit facilities	57.6	41.6
Repayment of borrowings on revolving credit facilities	(114.3)	(88.7)
Borrowings on long-term non-revolving debt	-	126.8
Repayment of borrowings on long-term non-revolving debt	(38.2)	(147.7)
Proceeds from stock issued	1.8	2.2
Treasury stock purchases	(13.6)	-
Dividends paid to shareholders	(12.0)	(11.9)
Payment of employee tax withholding on equity award vestings	(1.4)	(2.6)
Proceeds received upon termination of Cash Flow hedge instruments	-	7.1
Other financing activities	(1.8)	(5.2)
Net cash used in financing activities	(121.9)	(78.4)
Effect of exchange rate changes on cash and cash equivalents	3.2	(1.7)
Net increase in cash and cash equivalents	28.9	11.7
Cash and cash equivalents, beginning of period	44.1	32.4
Cash and cash equivalents, end of period	$73.0	$44.1

Helios Technologies Reports Fourth Quarter 2025 Sales Growth of 17% with Expanded Profitability While Generating Record Cash Flow

March 2, 2026 Page 11 of 17

HELIOS TECHNOLOGIES

SEGMENT DATA

(In millions)

(Unaudited except full year ending December 28, 2024)

	For the Three Months Ended		For the Year Ended
	January 03, 2026	December 28, 2024	January 03, 2026	December 28, 2024
Net Sales:
Hydraulics	$132.1	$119.7	$540.8	$537.2
Electronics	78.6	59.8	298.2	268.7
Consolidated	$210.7	$179.5	$839.0	$805.9

Gross profit and margin:
Hydraulics	$45.0	$35.5	$174.8	$165.8
	34.1%	29.7%	32.3%	30.9%
Electronics	25.9	18.5	96.4	86.5
	33.0%	30.9%	32.3%	32.2%
Consolidated	$70.9	$54.0	$271.2	$252.3
	33.6%	30.1%	32.3%	31.3%

Operating income (loss) and margin:
Hydraulics	$24.7	$16.5	$91.4	$86.4
	18.7%	13.8%	16.9%	16.1%
Electronics	9.5	5.4	9.7	29.6
	12.0%	9.0%	3.2%	11.0%
Corporate and other	(8.5)	(8.6)	(35.1)	(34.2)
Consolidated	$25.7	$13.3	$66.0	$81.8
	12.2%	7.4%	7.9%	10.2%

Helios Technologies Reports Fourth Quarter 2025 Sales Growth of 17% with Expanded Profitability While Generating Record Cash Flow

March 2, 2026 Page 12 of 17

HELIOS TECHNOLOGIES

Net Sales by Geographic Region and Segment

(In millions)

(Unaudited except for full year 2024)

	2025

	Q1	% Change y/y	Q2	% Change y/y	Q3	% Change y/y	Q4	% Change y/y	Full Year	% Change y/y
Americas:
Hydraulics	$49.9	(11%)	$54.2	(9%)	$53.7	3%	$58.4	13%	$216.3	(1%)
Electronics	56.7	(2%)	53.7	(7%)	60.5	19%	65.0	32%	235.9	9%
Consol. Americas	106.6	(6%)	107.9	(8%)	114.2	11%	123.4	22%	452.2	4%
% of total	55%		51%		52%		59%		54%
EMEA:
Hydraulics	$37.9	(17%)	$46.1	8%	$41.2	12%	$43.3	35%	$168.5	7%
Electronics	6.2	(5%)	8.5	(6%)	9.8	49%	5.7	21%	30.1	13%
Consol. EMEA	44.1	(15%)	54.6	5%	51.0	18%	49.0	33%	198.6	8%
% of total	23%		26%		23%		23%		24%
APAC:
Hydraulics	$38.6	(6%)	$40.6	(6%)	$46.4	14%	$30.4	(15%)	$156.0	(3%)
Electronics	6.2	24%	9.4	27%	8.7	12%	7.9	32%	32.2	23%
Consol. APAC	44.8	(3%)	50.0	(2%)	55.1	14%	38.3	(8%)	188.2	1%
% of total	23%		23%		25%		18%		22%
Total	$195.5	(8%)	$212.5	(3%)	$220.3	13%	$210.7	17%	$839.0	4%

	2024

	Q1	% Change y/y	Q2	% Change y/y	Q3	% Change y/y	Q4	% Change y/y	Full Year	% Change y/y
Americas:
Hydraulics	$55.8	(4%)	$59.5	(2%)	$52.1	(6%)	$51.7	(14%)	$219.1	(7%)
Electronics	58.1	5%	$57.8	(9%)	$50.9	(14%)	$49.1	1%	215.9	(5%)
Consol. Americas	113.9	1%	117.3	(5%)	103.0	(11%)	100.8	(8%)	435.0	(6%)
% of total	54%		53%		53%		56%		54%
EMEA:
Hydraulics	$45.5	(8%)	$42.8	(17%)	$36.7	(5%)	$32.1	(16%)	$157.1	(12%)
Electronics	6.5	(3%)	9.0	29%	6.5	14%	4.7	(19%)	26.7	6%
Consol. EMEA	52.0	(7%)	51.8	(11%)	43.2	(3%)	36.8	(16%)	183.8	(9%)
% of total	25%		24%		22%		21%		23%
APAC:
Hydraulics	$41.1	2%	$43.4	7%	$40.6	8%	$35.9	1%	$161.0	5%
Electronics	5.0	35%	7.4	48%	7.7	79%	6.0	18%	26.1	44%
Consol. APAC	46.1	5%	50.8	12%	48.3	16%	41.9	3%	187.1	9%
% of total	22%		23%		25%		23%		23%
Total	$212.0	(1%)	$219.9	(3%)	$194.5	(3%)	$179.5	(7%)	$805.9	(4%)

Helios Technologies Reports Fourth Quarter 2025 Sales Growth of 17% with Expanded Profitability While Generating Record Cash Flow

March 2, 2026 Page 13 of 17

HELIOS TECHNOLOGIES

Non-GAAP Adjusted Operating Income & Non-GAAP Adjusted Operating Margin RECONCILIATION

(In millions)

(Unaudited)

	For the Three Months Ended				For the Year Ended
	January 03, 2026	Margin	December 28, 2024	Margin	January 03, 2026	Margin	December 28, 2024	Margin
GAAP operating income	$25.7	12.2%	$13.3	7.4%	$66.0	7.9%	$81.8	10.2%
Acquisition-related amortization of intangible assets	7.6	3.6%	7.9	4.4%	31.7	3.8%	31.5	3.9%
Acquisition, divestiture, and financing-related expenses	-	0.0%	-	0.0%	1.7	0.2%	1.0	0.1%
Restructuring charges	0.3	0.1%	0.9	0.5%	1.6	0.2%	5.3	0.7%
Officer transition costs	0.7	0.3%	0.5	0.3%	1.4	0.2%	1.9	0.2%
Goodwill Impairment	-	0.0%	-	0.0%	25.9	3.1%	-	0.0%
Other	0.3	0.1%	1.2	0.7%	0.9	0.1%	1.3	0.2%
Non-GAAP adjusted operating income	$34.6	16.4%	$23.8	13.3%	$129.2	15.4%	$122.8	15.2%
GAAP operating margin	12.2%		7.4%		7.9%		10.2%
Non-GAAP adjusted operating margin	16.4%		13.3%		15.4%		15.2%
Net sales	$210.7		$179.5		$839.0		$805.9

Helios Technologies Reports Fourth Quarter 2025 Sales Growth of 17% with Expanded Profitability While Generating Record Cash Flow

March 2, 2026 Page 14 of 17

Non-GAAP Adjusted EBITDA & Non-GAAP Adjusted EBITDA Margin RECONCILIATION

(In millions)

(Unaudited)

	For the Three Months Ended				For the Year Ended
	January 03, 2026	Margin	December 28, 2024	Margin	January 03, 2026	Margin	December 28, 2024	Margin
Net income	$19.5	9.3%	$4.8	2.7%	$48.4	5.8%	$39.0	4.8%
Interest expense, net	0.6	0.3%	8.1	4.5%	21.9	2.6%	33.8	4.2%
Income tax provision	5.7	2.7%	2.8	1.6%	14.0	1.7%	11.5	1.4%
Depreciation and amortization	15.2	7.2%	16.0	8.9%	63.0	7.5%	63.8	7.9%
EBITDA	41.0	19.5%	31.7	17.7%	147.3	17.6%	148.1	18.4%
Acquisition, divestiture, and financing-related expenses	-	0.0%	-	0.0%	1.7	0.2%	1.0	0.1%
Restructuring charges	0.2	0.1%	0.9	0.5%	1.6	0.2%	5.3	0.7%
Officer transition costs	0.7	0.3%	0.5	0.3%	1.4	0.2%	1.9	0.2%
Goodwill Impairment	-	0.0%	-	0.0%	25.9	3.1%	-	0.0%
(Gain) on sale of business - Net of CTA loss	-	0.0%	-	0.0%	(18.8)	-2.2%	-	0.0%
Forward contract losses	-	0.0%	-	0.0%	0.5	0.1%	-	0.0%
Change in fair value of contingent consideration	-	0.0%	0.4	0.2%	-	0.0%	0.4	0.0%
Other	0.4	0.2%	(2.4)	-1.3%	1.1	0.1%	(2.2)	-0.3%
Adjusted EBITDA	$42.3	20.1%	$31.2	17.4%	$160.7	19.2%	$154.5	19.2%
GAAP net income margin	9.3%		2.7%		5.8%		4.8%
EBITDA margin	19.5%		17.7%		17.6%		18.4%
Adjusted EBITDA margin	20.1%		17.4%		19.2%		19.2%
Net sales	$210.7		$179.5		$839.0		$805.9

Helios Technologies Reports Fourth Quarter 2025 Sales Growth of 17% with Expanded Profitability While Generating Record Cash Flow

March 2, 2026 Page 15 of 17

HELIOS TECHNOLOGIES

Non-GAAP Adjusted Net Income & Non-GAAP Adjusted Net Income Per Diluted Share RECONCILIATION

(In millions)

(Unaudited)

	For the Three Months Ended				For the Year Ended
	January 03, 2026	Per Diluted Share	December 28, 2024	Per Diluted Share	January 03, 2026	Per Diluted Share*	December 28, 2024	Per Diluted Share
GAAP net income	$19.5	$0.58	$4.8	$0.14	$48.4	$1.45	$39.0	$1.17
Amortization of intangible assets	8.2	0.25	8.4	0.25	34.0	1.02	33.1	0.99
Acquisition, divestiture, and financing-related expenses	-	-	-	-	1.7	0.05	1.0	0.03
Restructuring charges	0.2	0.01	0.9	0.03	1.6	0.05	5.3	0.16
Officer transition costs	0.7	0.02	0.5	0.01	1.4	0.04	1.9	0.06
Goodwill Impairment	-	-	-	-	25.9	0.78	-	-
Change in fair value of contingent consideration	-	-	0.4	0.01	-	-	0.4	0.01
(Gain) on sale of business, Net of CTA loss	-	-	-	-	(18.8)	(0.56)	-	-
Forward contract losses	-	-	-	-	0.5	0.01	-	-
Other	0.4	0.01	(2.4)	(0.07)	0.9	0.03	(2.2)	(0.07)
Tax effect of above	(2.1)	(0.06)	(1.7)	(0.05)	(10.4)	(0.31)	(8.8)	(0.26)
Non-GAAP Adjusted net income	$26.9	$0.81	$10.9	$0.33	$85.3	$2.56	$69.7	$2.10
GAAP net income per diluted share	$0.58		$0.14		$1.45		$1.17
Non-GAAP Adjusted net income per diluted share	$0.81		$0.33		$2.56		$2.10

*General note: items may not sum or recalculate due to rounding

Helios Technologies Reports Fourth Quarter 2025 Sales Growth of 17% with Expanded Profitability While Generating Record Cash Flow

March 2, 2026 Page 16 of 17

HELIOS TECHNOLOGIES

Pro Forma Non-GAAP Net Sales Growth RECONCILIATION

(In millions)

(Unaudited)

	For the Three Months Ended			For the Year Ended
	January 3, 2026			January 3, 2026
	Hydraulics	Electronics	Consolidated	Hydraulics	Electronics	Consolidated
Net Sales	$132.1	$78.6	$210.7	$540.8	$298.2	$839.0
Less: Divestiture of CFP	-	-	-	(46.7)	-	(46.7)
Pro Forma Net Sales	$132.1	$78.6	$210.7	$494.1	$298.2	$792.3

Net Sales growth	12.4	18.8	31.2	3.6	29.5	33.1
% Change y/y	10%	31%	17%	1%	11%	4%
Pro Forma Net Sales growth	28.0	18.8	46.8	17.9	29.5	47.4
% Change y/y	27%	31%	29%	4%	11%	6%

	For the Three Months Ended			For the Year Ended
	December 28, 2024			December 28, 2024
	Hydraulics	Electronics	Consolidated	Hydraulics	Electronics	Consolidated
Net Sales	$119.7	$59.8	$179.5	$537.2	$268.7	$805.9
Less: Divestiture of CFP	(15.6)	-	(15.6)	(61.0)	-	(61.0)
Pro Forma Net Sales	104.1	59.8	163.9	476.2	268.7	744.9

HELIOS TECHNOLOGIES

Non-GAAP Net Sales Growth RECONCILIATION

(In millions)

(Unaudited)

	For the Three Months Ended			For the Year Ended
	Hydraulics	Electronics	Consolidated	Hydraulics	Electronics	Consolidated
Q4 2025 Net Sales	$132.1	$78.6	$210.7	$540.8	$298.2	$839.0
Impact of foreign currency translation *	(3.3)	-	(3.3)	(4.4)	-	(4.4)
Net Sales in constant currency	$128.8	$78.6	$207.4	$536.4	$298.2	$834.6

Q4 2024 Net Sales	$119.7	$59.8	$179.5	$537.2	$268.7	$805.9

Net Sales growth	10%	31%	17%	1%	11%	4%
Net Sales growth in constant currency	8%	31%	16%	0%	11%	4%

*The impact from foreign currency translation is calculated by translating current period activity at average prior period exchange rates.

Helios Technologies Reports Fourth Quarter 2025 Sales Growth of 17% with Expanded Profitability While Generating Record Cash Flow

March 2, 2026 Page 17 of 17

Net Debt-to-Adjusted EBITDA RECONCILIATION

(In millions)

(Unaudited)

As of
January 03, 2026
Current portion of long-term non-revolving debt, net	5.4
Revolving lines of credit	105.5
Long-term non-revolving debt, net	256.2
Total debt	367.1
Less: Cash and cash equivalents	73.0
Net debt	294.1
TTM adjusted EBITDA	160.7
Ratio of net debt to TTM adjusted EBITDA	1.8

Non-GAAP Financial Measures and Non-GAAP Forward-looking Financial Measures:

Adjusted operating income, adjusted operating margin, EBITDA, EBITDA margin, adjusted EBITDA, adjusted EBITDA margin, net debt-to-adjusted EBITDA, adjusted net income, adjusted net income per diluted share and sales in constant currency are not measures determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP. Nevertheless, Helios believes that providing these specific Non-GAAP figures are important for investors and other readers of Helios financial statements, as they are used as analytical indicators by Helios management to better understand operating performance. These Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP and should not be considered a substitute for GAAP. Please carefully review the attached Non-GAAP reconciliations to the most directly comparable GAAP measures and the related additional information provided throughout. Because these metrics are Non-GAAP measures and are thus susceptible to varying calculations, these figures, as presented, may not be directly comparable to other similarly titled measures used by other companies. The Company does not provide a reconciliation of forward-looking Non-GAAP financial measures, such as adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted net income per diluted share disclosed above in our 2025 Outlook, to their comparable GAAP financial measures because it could not do so without unreasonable effort due to the unavailability of the information needed to calculate reconciling items and due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the Non-GAAP financial measures in future periods.